SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $18,255
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $11,360
              Class C                        $ 2,171
              Investor Class                 $ 7,256
              Institutional Class            $   402

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1427
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1266
              Class C                        $000.1266
              Investor Class                 $000.1430
              Institutional Class            $000.1503

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                        124,072
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                         81,099
              Class C                         15,913
              Investor Class                  48,426
              Institutional Class              4,725

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $   4.52
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  4.54
              Class C                        $  4.52
              Investor Class                 $  4.53
              Institutional Class            $  4.52